As filed with the Securities and Exchange Commission on May 29, 2026

Registration No. 333-295272

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2

to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Zhibao Technology Inc.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	6411	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification number)

Floor 3, Building 6, Wuxing Road, Lane 727

Pudong New Area, Shanghai 201204

Tel: +86 (21) -5089-6502

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive office)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, DE 19711

Tel: (302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Arila Zhou, Esq. Ze’-ev D. Eiger, Esq. Robinson & Cole LLP Chrysler East Building 666 Third Avenue, 20th Floor New York, NY 10017 212-451-2908

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 is being filed solely for the purpose of amending Item 6 of Part II of this registration statement on Form F-1 (the “Registration Statement”), and filing exhibit 23.1 to the Registration Statement, and to amend and restate the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page, Item 6 of Part II, and exhibit index of the Registration Statement. This Amendment No. 2 does not contain copies of the prospectus included in the Registration Statement, which remains unchanged from the Registration Statement filed on May 13, 2026, and consists only of the cover page, this explanatory note and Part II of the Registration Statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against fraud or the consequences of committing a crime. Our amended and restated articles of association, which will become effective upon or before completion of this offering, provide that, to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director’s), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director’s (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and

(b)	without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of their own actual fraud, wilful default or wilful neglect.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in the above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

Pursuant to our offer letters to directors and employment agreements with executive officers, we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following unregistered securities. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering, or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of ordinary shares.

The Company’s previous authorized share capital was 500,000,000 ordinary shares of a nominal or par value of US$0.0001. On January 11, 2023, the Company issued 6,492,266 ordinary shares, at par value of $0.0001, to all then existing shareholders. All shareholders were BVI incorporated entities.

Initially one ordinary share was issued to Sertus Nominees (Cayman) Limited, and then transferred to Mavy Holdings Limited on January 11, 2023. At that time Mavy Holdings Limited held 3,277,537 ordinary shares which comprised of 32.7754% of the shareholding of the Company. On June 26, 2023, Mavy Holdings Limited transferred 300,000 ordinary shares to Mangosteen International Consulting PTE. Ltd. As a result, Mavy Holdings Limited held 2,977,537 ordinary shares and Mangosteen International Consulting PTE. Ltd held 300,000 ordinary shares.

Carp International Holdings Limited held 81,770 ordinary shares, Talent Fuhwa Holdings Limited held 148,673 ordinary shares. Liji Holdings Limited, Tecool Holdings Limited and Tomy Holdings Limited each held 44,602 ordinary shares. Feix Holdings Limited held 178,408 ordinary shares and HMcQ Holdings Limited held 22,301 ordinary shares.

ElecJoys Holdings Limited held 14,867 ordinary shares, Black Tide International Holdings Limited held 85,472 ordinary shares, Fanyi Holdings Limited held56,981 ordinary shares, Sam Stone Holdings Limited held187,125 ordinary shares and Boran Holdings Limited held81,359 ordinary shares. Changjiang Ming Holdings Limited held374,249 ordinary shares and Shenbao Limited Partnership held1,407,653 ordinary shares.

On May 24, 2023, the Company issued 1,220,380 ordinary shares to Beijing Koala Kunlu Internet Industry Investment Fund (Limited Partnership), 1,220,374 ordinary shares to Shanghai Xinhui Investment Consulting Co., Ltd., 369,810 ordinary shares to Beijing 1898 Youchuang Investment Center (Limited Partnership) and 697,170 ordinary shares to Ningbo Pangu Chuangfu Hefu Equity Investment Partnership (Limited Partnership).

On December 12, 2023, our shareholders approved, among other things, to adjust our authorized share capital and to adopt a dual-class share structure through reclassification of our ordinary shares, consisting of Class A ordinary shares and Class B ordinary shares. Each Class A ordinary share is entitled to one vote per share on all matters subject to vote at general meetings of our company (either on a poll or on a show of hands). Each Class B ordinary share is entitled to twenty (20) votes per share on all matters subject to vote at general meetings of our company (either on a poll or on a show of hands). As a result of the share reclassification, the Company’s authorized share capital consisting of 500,000,000 ordinary shares, par value $0.0001 per share, was thus reclassified into (i) 494,394,436 Class A ordinary shares with a par value of $0.0001 per share; and (ii) 5,605,564 Class B ordinary shares with a par value of $0.0001 per share, with details as below:

(i)	2,977,537 ordinary shares in the Company held by Mavy Holdings Limited were reclassified as 2,977,537 Class B ordinary shares;

(ii)	1,407,653 ordinary shares in the Company held by Shenbao Limited Partnership were reclassified as 1,407, 653 Class B ordinary shares;

(iii)	1,220,374 ordinary shares in the Company held by Shanghai Xinhui Investment Consulting Co., Ltd. were reclassified as 1,220,374 Class B ordinary shares; and

(iv)	the remaining ordinary shares held by the other shareholders of the Company were reclassified as Class A ordinary shares.

On February 4, 2024, our shareholders approved, among other things, to adjust our authorized share capital whereby we reclassified 44,394,436 Class A ordinary shares as 44,394,436 Class B ordinary shares and amended our authorized share capital to consist of (i) 450,000,000 Class A ordinary shares with a par value of US$0.0001 each and 50,000,000 Class B ordinary shares with a par value of US$0.0001 each, and (ii) the issuance of an aggregate of 20,000,000 Class A ordinary shares, at par value of $0.0001, to all existing shareholders on a pro rata basis.

On September 23, 2024, the Company issued and sold to L1, in the Private Placement, (i) a Note in the aggregate principal amount of up to $2,500,000, convertible into up to 3,282,563 Class A ordinary shares at conversion price of $4.71, subject to certain adjustments; (ii) a warrant to purchase up to 296,742 Class A ordinary shares at an as-adjusted exercise price of $1.18172 per share, subject to certain adjustments (as adjusted from 74,451 Class A ordinary shares when initially issued on September 23, 2024), and (iii) a Pre-Funded Warrant to purchase up to 191,522 Class A ordinary shares (based on $750,000 divided by the 10-day VWAP for the 10 trading day period immediately prior to the First Closing of First Tranche) at a nominal exercise price of $0.0001 per share, subject to certain adjustments.

On October 1, 2024, in the Second Closing of First Tranche, the Company issued to L1 a Common Warrant to purchase up to 301,094 Class A ordinary shares at an as-adjusted exercise price of $1.18172 per share (as adjusted from 79,599 Class A ordinary shares when initially issued on October 1, 2024).

On December 11, 2024, in the Third Closing of First Tranche, the Company issued to L1 an ordinary share purchase warrant to purchase up to 440,094  Class A ordinary shares at an as-adjusted exercise price of $1.18172 per share (as adjusted from 160,020 Class A ordinary shares pursuant to the Section 3(d) of the warrant issue to L1 at the L1 Third Closing of First Tranche), subject to certain adjustments.

On December 16, 2024, in connection with entry into the Waiver Agreement with L1, the Company issued to L1 an ordinary share purchase warrant to purchase up to 571,588 Class A ordinary shares to L1 at an as-adjusted exercise price of $1.18172 per share (as adjusted from 240,000 Class A ordinary shares pursuant to the Section 3(d) of the warrant issue to L1 on December 16, 2024), subject to certain adjustments.

On February 14, 2025, in the First Closing of Second Tranche, the Company issued to L1 an ordinary share purchase warrant to purchase up to 291,193 Class A ordinary shares at an as-adjusted exercise price of $1.18172 per share (as adjusted from 202,459 Class A ordinary shares pursuant to the Section 3(d) of the warrant issue to L1 at the L1 First Closing of Second Tranche), subject to certain adjustments.

On July 21, 2025, in the Second Closing of Second Tranche, the Company issued to L1 an ordinary share purchase warrant to purchase up to 123,002 Class A ordinary shares at an initial exercise price of $1.18172 per share, subject to certain adjustments.

On August 7, 2025, the Company issued to Hudson 140,000 Class A ordinary shares pursuant to the Hudson EPA.

On September 25, 2025, the Company issued to L1 53,042 Class A ordinary shares in repayment of the L1 Notes.

On October 16, 2025, the Company issued an aggregate of 153,846 Class A ordinary shares to three entities designated by Delin Maiding (Beijing) Consulting Co. Ltd., as compensation for the consulting services provided by Delin Maiding (Beijing) Consulting Co. Ltd. to the Company.

On February 9, 2026, the Company issued to Hudson 100,000 Class A ordinary shares pursuant to the Hudson EPA.

On February 15, 2026, the Company issued to L1 131,862 Class A ordinary shares in repayment of the L1 Notes.

On March 12, 2026, the Company issued to Hudson 500,000 Class A ordinary shares pursuant to the Hudson EPA.

On March 13, 2026, the Company issued to L1 26,372 Class A ordinary shares in repayment of the L1 Notes.

On March 13, 2026, the Company issued to Skyline Corporate Communications Group, LLC 34,746 Class A ordinary shares as compensation for the investor relations services provided by Skyline Corporate Communications Group, LLC to the Company.

As of April 20, 2026, 34,061,692 ordinary shares were issued and outstanding, of which 16,816,692 were Class B ordinary shares and 17,245,000 were Class A ordinary shares.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

a)	Exhibits

See Exhibit Index beginning on page II-7 of this registration statement.

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosure that was made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosure of material information regarding material contractual provisions is required to make the statements in this registration statement not misleading.

b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in our consolidated financial statements or the notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)	For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China, on May 29, 2026.

Zhibao Technology Inc.

By:	/s/ Botao Ma
	Name:	Botao Ma
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Botao Ma	Chief Executive Officer and Chairman of Board of Directors	May 29, 2026
Botao Ma	(principal executive officer)

/s/ Yuanwen Xia	Chief Financial Officer and Director	May 29, 2026
Yuanwen Xia	(principal financial and accounting officer)

Independent Director
Stephen Bernardez

Independent Director
Armando Luis Baez

*	Independent Director	May 29, 2026
Jeffrey Rong Cai

*	Pursuant to Power of Attorney

By:	/s/ Botao Ma
Botao Ma
Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Zhibao Technology Inc., has signed this registration statement or amendment thereto in Newark, Delaware on May 29, 2026.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director

ZHIBAO TECHNOLOGY INC.

EXHIBIT INDEX

Exhibit Number	Description of Document
3.1	Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.4 of the Company’s Form F-1/A3 (file No. 333-274431), filed with the SEC on March 22, 2024)
4.1	Company’s Specimen Certificate for Class A Ordinary Shares (incorporated by reference to Exhibit 4.1 of the Company’s Form F-1/A3 (file No. 333-274431), filed with the SEC on March 22, 2024)
4.2	Form of Representative’s Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Form 6-K, filed with the Commission on April 4, 2024)
4.3	Form of Convertible Promissory Note (incorporated by reference to Exhibit 4.1 of the Company’s Form 6-K, filed with the SEC on September 23, 2024)
4.4	Form of Class A Ordinary Shares Purchase Warrant (incorporated by reference to Exhibit 4.2 of the Company’s Form 6-K, filed with the SEC on September 23, 2024)
4.5	Form of Pre-funded Class A Ordinary Shares Purchase Warrant (incorporated by reference to Exhibit 4.3 of the Company’s Form 6-K, filed with the SEC on September 23, 2024)
4.6	Form of Class A Ordinary Shares Purchase Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Form 6-K, filed with the SEC on October 2, 2024)
4.7	Form of Class A Ordinary Shares Purchase Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Form 6-K, filed with the SEC on December 11, 2024)
4.8	Form of Class A Ordinary Shares Purchase Warrant (incorporated by reference to Exhibit 4.2 of the Company’s Form 6-K, filed with the SEC on December 20, 2024)
4.9	Form of Convertible Promissory Note (incorporated by reference to Exhibit 4.1 of the Company’s Form 6-K, filed with the SEC on February 14, 2025)
4.10	Form of Class A Ordinary Shares Purchase Warrant (incorporated by reference to Exhibit 4.2 of the Company’s Form 6-K, filed with the SEC on February 14, 2025)
4.11	Amendment to the Convertible Promissory Note, dated February 14, 2025, entered into by and between the Company and L1 on May 7, 2025 (incorporated by reference to Exhibit 4.11 of the Company’s Form F-1/A1 (file No. 333-286140), filed with the SEC on May 9, 2025)
4.12	Form of Class A Ordinary Shares Purchase Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Form 6-K, filed with the SEC on July 22, 2025)
5.1*	Opinion of Ogier (Cayman) LLP regarding the validity of the Class A ordinary shares being registered
10.1	English Translation of Employment Agreement dated April 1, 2018, by and between Zhibao Technology Co., Ltd. and Botao Ma (incorporated by reference to Exhibit 10.1 of the Company’s Form F-1/A3 (file No. 333-274431), filed with the SEC on March 22, 2024)
10.2	English Translation of Form of Labor Contract between Sunshine Insurance Brokers (Shanghai) Co., Ltd. and certain executive officers of the Registrant (incorporated by reference to Exhibit 10.2 of the Company’s Form F-1/A3 (file No. 333-274431), filed with the SEC on March 22, 2024)
10.3	English Translation of the Office Lease and Supplemental Agreement dated June 6, 2019 and July 1, 2022, respectively, by and between Jishu Enterprise Marketing and Strategy Limited (Shanghai) and Zhibao Technology Co., Ltd. (incorporated by reference to Exhibit 10.3 of the Company’s Form F-1/A3 (file No. 333-274431), filed with the SEC on March 22, 2024)
10.4	English Translation of the Office Lease dated July 1, 2022, by and between Shanghai Lingang Fengxian Enterprise Services Limited and Sunshine Insurance Brokers (Shanghai) Co., Ltd (incorporated by reference to Exhibit 10.4 of the Company’s Form F-1/A3 (file No. 333-274431), filed with the SEC on March 22, 2024)
10.5	English Translation of the Office Lease dated August 16, 2022, by and between Jishu Enterprise Marketing and Strategy Limited (Shanghai) and Shanghai Anyi Network Technology Co., Ltd. (incorporated by reference to Exhibit 10.5 of the Company’s Form F-1/A3 (file No. 333-274431), filed with the SEC on March 22, 2024)
10.6	English Translation of Cooperation Agreement dated February 10, 2023, between Zhibao Technology Co., Ltd. and Key Insurer A (incorporated by reference to Exhibit 10.6 of the Company’s Form F-1/A3 (file No. 333-274431), filed with the SEC on March 22, 2024)
10.7	English Translation of Form of Shareholder Agreement between Zhibao Technology Co., Ltd. and certain investors (incorporated by reference to Exhibit 10.7 of the Company’s Form F-1/A3 (file No. 333-274431), filed with the SEC on March 22, 2024)
10.8	English Translation of Form of Share Surrender Agreement between Zhibao Technology Co., Ltd. and its shareholders, and Declaration by Zhibao Technology Limited dated September 8, 2023 (incorporated by reference to Exhibit 10.8 of the Company’s Form F-1/A3 (file No. 333-274431), filed with the SEC on March 22, 2024)
10.9	English Translation of Share Subscription Agreement dated April 10, 2023, by and between the Registrant and certain purchasers, and Form of Application for Shares by certain purchasers (incorporated by reference to Exhibit 10.9 of the Company’s Form F-1/A3 (file No. 333-274431), filed with the SEC on March 22, 2024)
10.10	Form of Director Offer Letter (incorporated by reference to Exhibit 10.10 of the Company’s Form F-1/A3 (file No. 333-274431), filed with the SEC on March 22, 2024)
10.11	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Form 6-K, filed with the SEC on September 23, 2024)
10.12	Form of Security Agreement (incorporated by reference to Exhibit 10.2 of the Company’s Form 6-K, filed with the SEC on September 23, 2024)
10.13	Form of Guarantee Agreement (incorporated by reference to Exhibit 10.3 of the Company’s Form 6-K, filed with the SEC on September 23, 2024)

Exhibit Number	Description of Document
10.14	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.4 of the Company’s Form 6-K, filed with the SEC on September 23, 2024)
10.15+^	English Translation of Cooperation Agreement dated December 2023, between Sunshine Insurance Brokers (Shanghai) Co., Ltd. and Key Insurer B (incorporated by reference to Exhibit 10.15 of the Company’s Form F-1, filed with the Commission on September 30, 2024)
10.16+^	English Translation of Insurance Comprehensive Brand Service Procurement Agreement dated January 1, 2024, between Sunshine Insurance Brokers (Shanghai) Co., Ltd. and Key Insurer C (incorporated by reference to Exhibit 4.16 of the Company’s Form 20-F, filed with the SEC on October 31, 2024)
10.17	Letter Agreement dated December 11, 2024 by and between the Company and L1 (incorporated by reference to Exhibit 10.1 of the Company’s Form 6-K, filed with the SEC on December 11, 2024)
10.18	Waiver Agreement dated December 10, 2024 by and between the Company and L1 (incorporated by reference to Exhibit 10.3 of the Company’s Form 6-K, filed with the SEC on December 20, 2024)
10.19	Letter Agreement dated February 14, 2025 by and between the Company and L1 (incorporated by reference to Exhibit 10.1 of the Company’s Form 6-K, filed with the SEC on February 14, 2025)
10.20	Equity Purchase Agreement, dated as of June 22, 2025, by and between the Company and Hudson (incorporated by reference to Exhibit 10.1 of the Company’s Form 6-K, filed with the SEC on June 26, 2025)
10.21	Registration Rights Agreement, dated as of June 22, 2025, by and between the Company and Hudson (incorporated by reference to Exhibit 10.2 of the Company’s Form 6-K, filed with the SEC on June 26, 2025)
10.22	Share Purchase Agreement, dated as of July 2, 2025, by and among Zhibao China and Sellers (incorporated by reference to Exhibit 10.1 of the Company’s Form 6-K, filed with the SEC on July 3, 2025)
10.23	Form of Guarantee Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Form 6-K, filed with the SEC on July 22, 2025)
10.24	English Translation of Employment Agreement, dated April 1, 2022, by and between Sunshine Insurance Broker (Shanghai) Co., Ltd. and Xiao Luo (incorporated by reference to Exhibit 10.1 of the Company’s Form 6-K, filed with the SEC on December 4, 2025)
10.25	English Translation of Employment Agreement, dated October 11, 2023, by and between Sunshine Insurance Broker (Shanghai) Co., Ltd. and Xiaowei Le (incorporated by reference to Exhibit 10.2 of the Company’s Form 6-K, filed with the SEC on December 4, 2025)
10.26	English Translation of Employment Agreement, dated November 27, 2023, by and between Zhibao Technology Co., Ltd. and Guangtong Ren (incorporated by reference to Exhibit 10.3 of the Company’s Form 6-K, filed with the SEC on December 4, 2025)
10.27	English Translation of Cooperation Agreement, dated November 25, 2024, by and between Sunshine Insurance Brokers and with Key Insurer B (incorporated by reference to Exhibit 4.27 of the Amendment No. 1 to the Company’s Form 20-F, filed with the SEC on January 12, 2026)
10.28	Securities Purchase Agreement, dated as of April 8, 2026, by and between the Company and 3i (incorporated by reference to Exhibit 10.1 of the Company’s Form 6-K, filed with the SEC on April 10, 2026)
10.29	Senior Secured Convertible Note, dated as of April 10, 2026 (incorporated by reference to Exhibit 10.2 of the Company’s Form 6-K, filed with the SEC on April 10, 2026)
10.30	Security Agreement, dated as of April 10, 2026, by and between the Company and 3i (incorporated by reference to Exhibit 10.3 of the Company’s Form 6-K, filed with the SEC on April 10, 2026)
10.31	Registration Rights Agreement, dated as of April 10, 2026, by and between the Company and 3i (incorporated by reference to Exhibit 10.4 of the Company’s Form 6-K, filed with the SEC on April 10, 2026)
10.32	Placement Agency Agreement dated as of April 8, 2026, by and between Zhibao Technology Inc. and R.F. Lafferty & Co., Inc. (incorporated by reference to Exhibit 10.5 of the Company’s Form 6-K, filed with the SEC on April 10, 2026)
21.1	List of Subsidiaries (incorporated by reference to Exhibit 8.1 of the Company’s annual report on Form 20-F, filed with the SEC on January 9, 2026)
23.1**	Consent of HYYH CPA. LLC
23.2*	Consent of Ogier (Cayman) LLP (included in Exhibit 5.1)
23.3*	Consent of Jinghe Law Firm (included in Exhibit 99.6)
24.1*	Powers of Attorney (included on signature page to Registration Statement on Form F-1)
99.1	Code of Business Conduct and Ethics of the Registrant (incorporated by reference to Exhibit 99.1 of the Company’s Form F-1/A3 (file No. 333-274431), filed with the SEC on March 22, 2024)
99.2	Audit Committee Charter (incorporated by reference to Exhibit 99.2 of the Company’s Form F-1 (file No. 333-282423), filed with the SEC on September 30, 2024)
99.3	Compensation Committee Charter (incorporated by reference to Exhibit 99.3 of the Company’s Form F-1 (file No. 333-282423), filed with the SEC on September 30, 2024)
99.4	Nominating and Corporate Governance Committee Charter (incorporated by reference to Exhibit 99.4 of the Company’s Form F-1 (file No. 333-282423), filed with the SEC on September 30, 2024)
99.5	Executive Compensation Clawback Policy (incorporated by reference to Exhibit 97.1 of the Company’s Form 20-F, filed with the SEC on October 31, 2024)
99.6*	Opinion of Jinghe Law Firm regarding certain PRC law matters
107*	Filing Fee Table

*	Filed previously.
**	Filed herewith.
+	Certain portions of this exhibit are omitted pursuant to Item 601(b)(10)(iv) of Regulations S-K because they are not material and are the type that the registrant treats as private or confidential. The Registrant hereby agrees to furnish a copy of any omitted portion to the SEC upon request.

^	Certain portions of this exhibit have been omitted pursuant to Item 601(a)(6) of Regulations S-K. The Company hereby agrees to furnish a copy of any omitted portion to the SEC upon request.